UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2007

TRUE PRODUCT ID, INC. (FORMERLY ONTV, INC.)

(Exact name of registrant as specified in this charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2600 Center Square West, 1500 Market Street, Philadelphia, PA	19102 (Zip Code)
(Address of Principal Executive Offices)

Registrant's Telephone Number, including area code:  (215) 496-8102

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2007, the Company issued a press release announcing, among other things, that James MacKay has resigned as the interim Chairman of the Board and a director of the Company and that the Company’s Chief Executive Officer and President, Richard A. Bendis, has replaced Mr. MacKay as the Chairman of the Board.  Mr. MacKay will continue to support the Company’s initiatives in China and elsewhere.  A copy of this press release is attached as Exhibit 99.1hereto. The reader is advised to read the press release in its entirety.

Item 8.01. Other Events.

In its March 12, 2007 press release (attached hereto as Exhibit 99.1, the Company further announced:

TRUE PRODUCT ID ENTERS INTO LETTER OF INTENT

TO ACQUIRE MAJORITY OWNERSHIP AND CONTROL OF ITS CHINESE JOINT VENTURE AFFILIATE

BEIJING & PHILADELPHIA, March 12, 2007--(BUSINESS WIRE)--True Product ID, Inc. (TPID US) (OTCBB:TPDI - News) announced that it has signed a letter of intent which will result in TPID US’s owning 60% of the Chinese joint venture, True Product ID Technology (Beijing) Limited.  Under the letter of intent, one of the Chinese partners in the Chinese Joint Venture will transfer a 20% ownership interest in the Chinese Joint Venture to TPID US, which will then have majority control and ownership of the Chinese Joint Venture.  The acquisition is part of TPID US’s continuing restructuring efforts to consolidate financial reporting and control of its global operations, which in turn should enhance shareholder value.  Upon closing of the acquisition, TPID US should be able to recognize 100% of the revenues generated by the Chinese Joint Venture.

The significance of signing this letter of intent extends well beyond revenue recognition.  Its Chinese partner’s agreement to authorize TPID’s majority ownership of the Chinese joint venture reflects a critical step in the growing respect, appreciation, and partnership between TPID US and its Chinese partners and their strategic allies within China.  TPID Beijing CEO Li Ning stated: “The signing strengthens the marriage between East and West.  With our expertise, contacts, and resources combined as one, together we can best maximize opportunities for our leading technology not just in China but throughout the world.” TPID US CEO Richard Bendis stated: “The respect, support, and partnership of our Chinese partners are paramount to us. For that, we are deeply honored and grateful.  Along the vision of ‘One World, One Dream,’ we believe that combined we can help establish a global standard in the fight against counterfeit goods.”

Closing for the Acquisition is expected to occur within the next 30 days.  As part of TPID US’s continuing restructuring efforts, TPID US President and CEO Richard Bendis will replace current interim Chairman, James MacKay, as Chairman of TPID US this week.  Mr. MacKay expects to issue a video to shareholders this week.

Item 9.01.  Financial Statements, Pro forma Financial Information and Exhibits.

(c)

Exhibits

Exhibits

Description

99.1

Press Release dated March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Product ID, Inc.

By   /s/ Richard A. Bendis

     Richard A. Bendis

President and Chief Executive Officer

Date:  March 15, 2007

EXHIBIT INDEX

99.1

Press Release dated March 12, 2007.

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